UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2014, Mondelēz International Holdings LLC (“MIH”), a subsidiary of Mondelēz International, Inc. (“Mondelēz International,” the “Company,” “we,” “our” or “us”), entered into a Global Contribution Agreement (excluding France) (the “GCA”) with Acorn Holdings B.V. (“Acorn”) and Charger Top HoldCo B.V. (“JDE”), under which MIH and Acorn agreed to combine the Company’s wholly owned coffee portfolio (outside of France) and the Acorn Group’s entire coffee business into a new venture, Jacobs Douwe Egberts. In conjunction with this transaction, Acorn has made a binding offer to receive our coffee business in France. The transactions remain subject to regulatory approvals and the completion of employee information and consultation requirements.

Pursuant to the GCA, we are obligated to transfer to JDE all assets exclusively used in our wholly owned coffee business outside France, including but not limited to fixed assets, machinery, equipment, contractual rights and intellectual property rights. Where an asset is shared between the coffee business and other Mondelēz International businesses, those more clearly connected with the coffee business will be transferred to JDE, but we will retain rights to use them (subject in some cases to time limits). Shared assets that we retain will be made available to JDE (subject in some cases to time limits). JDE will assume all past, present and future liabilities relating to our coffee business (other than certain taxes) and will indemnify us for these liabilities.

The Company and Acorn have invited the Company’s two Asian joint venture partners, Ajinomoto Co., Inc and Dong Suh Companies Inc., to join the new company and, if they accept, our holdings in those joint ventures (the “Asian JVs”) will be contributed to JDE.

Acorn will transfer to JDE all of its subsidiaries that own and operate its coffee business, other than Tea Forte Inc. Acorn will transfer all of the assets and liabilities of Tea Forte to JDE via an asset sale. JDE will assume Acorn’s liabilities (other than certain taxes), other than certain existing claims, for which Acorn will indemnify JDE. The Acorn Group’s investments in Peet’s Coffee and Tea Inc. and its subsidiaries, including Caribou Coffee Company, Inc., will not be transferred to JDE.

Upon completion of all proposed transactions, the Company and Acorn will receive approximately 49% and 51%, respectively, of the JDE shares. In addition, at closing, the Company will receive cash of approximately €4 billion, and Acorn will receive cash of approximately €2.5 billion. The GCA entitles Acorn to assign its existing debt to JDE under specified conditions and, if Acorn exercises this right, it will not receive any cash payment at closing. The proportion of shares and the cash payments that the Company and Acorn will receive at closing is subject to adjustment based on a number of factors, including, but not limited to, if our holdings in the Asian JVs are not ultimately contributed to JDE.

The parties have agreed to customary pre-closing covenants including to manage their respective businesses in the ordinary course.

The GCA is subject to limited closing conditions including, but not limited to, regulatory approvals. Prior to closing, the Company and Acorn will undertake consultations with all Works Councils and employee representatives as required in connection with the transactions.

The Company, Acorn and JDE also entered into a Shareholders’ Agreement for the purposes of regulating the management of JDE and of regulating the Company and Acorn’s relationship with each other as shareholders in JDE. The Shareholders’ Agreement takes effect upon closing of the GCA.

We will have 3 (out of 11) seats on the JDE board and, because one such director will have 2 votes, 4 votes (out of 12) at any meeting of the board. Acorn will have 6 seats and 6 votes while JDE’s CEO and CFO will both be directors and have 1 vote each. We have certain minority protection rights, including veto rights over certain key decisions relating to the combined business. The Company and Acorn have agreed not to transfer their shares in JDE for a period of 3 years following closing. Thereafter, either party may initiate a public offering process for their shares subject, in the case of a proposed transfer by us, to a right of first offer in favor of Acorn. Subject to certain exceptions (including, with respect to Acorn, Peet’s and Caribou in the U.S., Canada and Mexico), each of the parties has agreed not to compete with the business of JDE for the duration of the Shareholders’ Agreement and for 2 years after it ceases to be a party to it.

The Shareholders’ Agreement further provides that JDE will distribute dividends to us and Acorn as follows: at least €175 million for first year (pro-rated for the portion of the year between closing and December 31); at least €200 million for the second year; at least €225 million for the third year; and at least 40% of net operating profit for each subsequent year.

In connection with the transactions, the parties also agreed on how to deal with certain tax liabilities.

The foregoing description of the GCA and the Shareholders’ Agreement is qualified in its entirety by reference to the complete terms and conditions of the agreements, which we intend to file with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 or in an amendment to this Current Report on Form 8-K.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 7, 2014, we announced that our Board of Directors approved (1) a $3.5 billion restructuring program, comprised of approximately $2.5 billion in cash costs and $1.0 billion in non-cash costs and (2) up to $2.2 billion of capital expenditures. The $2.2 billion of capital expenditures to support the restructuring program are already included within our previous guidance of approximately 5 percent of net revenues for the next few years.

The restructuring program, which was approved on May 6, 2014, is intended to help us reduce operating costs to best-in-class levels. The restructuring program is intended primarily to cover severance as well as asset disposals and other manufacturing-related one-time costs. We expect the restructuring program to generate annualized savings of at least $1.5 billion by 2018. We expect to complete the program by year-end 2018.

Item 7.01. Regulation FD Disclosure.

On May 7, 2014, the Company and Acorn issued a joint press release announcing the coffee business transactions. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated May 7, 2014.

Forward-Looking Statements

This report contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “intend,” “guidance” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: our entry into the transactions; both parties’ performance under the agreements and other actions described in this report; the cash proceeds and ownership interests to be received in the transactions; the dividends to be received from JDE; the effect of the transactions and the restructuring program on our business and future financial performance; the costs of, cost savings generated by and completion of the restructuring program; and the amount of our future capital expenditures. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, risks that we will fail to successfully complete the transactions on the anticipated timeframe, risks that the transactions and the restructuring program will not yield the anticipated benefits, changes in the assumptions upon which the restructuring program is based, as well as risks from operating globally and in emerging markets, continued volatility of commodity and other input costs, pricing actions, weakness in economic conditions, continued consumer weakness, unanticipated disruptions to our business, increased competition and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: May 7, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 7, 2014.